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As filed with the Securities and Exchange Commission on May 20, 2009

Registration No. 333-157034

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPENTABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	94-3374049 (I.R.S. Employer Identification Number)

799 Market Street, 4th Floor
San Francisco, CA 94103
(415) 344-4200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey D. Jordan
Chief Executive Officer
OpenTable, Inc.
799 Market Street, 4th Floor
San Francisco, CA 94103
(415) 344-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

              If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-157034

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 EXPLANATORY NOTE

              This Post-Effective Amendment No. 1 to Form S-1 Registration Statement (333-157034) is filed pursuant to Rule 462(d) solely to add an exhibit to such Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statements

    (a)
    Exhibits

Exhibit No.	Description of Exhibit
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

II-1

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 20th day of May, 2009.

OPENTABLE, INC.
By:	/s/ JEFFREY JORDAN Jeffrey Jordan Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JEFFREY JORDAN Jeffrey Jordan		Chief Executive Officer and Director (principal executive officer)	May 20, 2009
/s/ MATTHEW ROBERTS Matthew Roberts		Chief Financial Officer (principal financial and accounting officer)	May 20, 2009
* A. George "Skip" Battle		Director	May 20, 2009
* Adam R. Dell		Director	May 20, 2009
* J. William Gurley		Director	May 20, 2009
* Thomas H. Layton		Director	May 20, 2009
* Danny Meyer		Director	May 20, 2009
* Michelle Peluso		Director	May 20, 2009
* Paul Pressler		Director	May 20, 2009
*By:	/s/ JEFFREY JORDAN Jeffrey Jordan Attorney- in- fact

II-2

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statements
SIGNATURES